SECOND LOAN MODIFICATION AGREEMENT
This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 17, 2015 (the “Second Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, CA 94304 (“Bank”), (ii) OCLARO, INC., a Delaware corporation (“Parent”) and (iii) OCLARO TECHNOLOGY LIMITED, a company incorporated under the laws of England and Wales, with company number 02298887 and its registered address at Caswell Towcester, Northamptonshire NN12 8EQ, UK (“Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain Loan and Security Agreement, dated as of March 28, 2014, by and among Parent, Borrower and Bank, as amended by that certain Consent and First Loan Modification Agreement, dated as of February 19, 2015 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the other Loan Documents.
3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing in the definition of “Permitted Liens” in Section 13.1 thereof:
“(c)    purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Million Dollars ($5,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”
and inserting in lieu thereof the following:
“(c)    purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifteen Million Dollars ($15,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”
4.    UPDATED EVIDENCE OF INSURANCE. In connection with the execution of this Loan Modification Agreement, Borrower shall deliver to Bank updated evidence of insurance for each Loan Party, in form and substance acceptable to Bank.
5.    FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this Loan Modification Agreement and the Loan Documents.
6.    RATIFICATION OF LOAN DOCUMENTS. Except as modified in this Loan Modification Agreement, Parent and Borrower each hereby ratifies, confirms, and reaffirms the terms and conditions of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
7.    PERFECTION CERTIFICATE. Borrower has previously delivered to Bank certain Perfection Certificates (collectively, the “Perfection Certificate”).  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate and acknowledges, confirms and agrees that, other than as may have been supplemented or augmented by disclosures by Borrower to Bank from time to time through and including the date hereof, the disclosures and information Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof.
8.    AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
9.    CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.
10.    [RESERVED].
11.    CONTINUING VALIDITY. Parent and Borrower understand and agree that in modifying the existing Obligations, Bank is relying upon Parent’s and Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to make the modifications pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank, Parent and Borrower to retain as liable parties all makers of Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
12.    JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
13.    COUNTERSIGNATURE; CONDITIONS PRECEDENT. This Loan Modification Agreement shall become effective only upon execution of this Loan Modification Agreement by Parent, Borrower and Bank.
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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

OCLARO TECHNOLOGY LIMITED

By:	/s/ JAMES HAYNES
Name:	James Haynes
Title:	COO

PARENT:

OCLARO, INC.

By:	/s/ PETE MANGAN
Name:	Pete Mangan
Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ DREW BEITO
Name:	Drew Beito
Title:	Vice President

The undersigned (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) that certain Unconditional Guaranty, dated as of March 28, 2014 in favor of Bank (the “Guaranty”) and (ii) that certain Guarantor Security Agreement, dated as of March 28, 2014 (the “Guarantor Security Agreement”), (b) consents to the terms of the Loan Modification Agreement; and (c) acknowledges, confirms and agrees that the Guaranty and Guarantor Security Agreement shall each remain in full force and effect and shall in no way be limited by the execution of the Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.

OCLARO, INC.		OCLARO TECHNOLOGY, INC.

By:	/s/ PETE MANGAN	By:	/s/ PETE MANGAN
Name:	Pete Mangan	Name:	Pete Mangan
Title:	CFO	Title:	CFO

OCLARO (NORTH AMERICA), INC.		OCLARO SUBSYSTEMS INC.

By:	/s/ PETE MANGAN	By:	/s/ PETE MANGAN
Name:	Pete Mangan	Name:	Pete Mangan
Title:	CFO	Title:	CFO

OPNEXT, INC.

By:	/s/ PETE MANGAN
Name:	Pete Mangan
Title:	CFO